Morgan Stanley Dividend Growth Securities Inc.
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security   Date     Price    Shares  %of     Total        Purcha  Broker
           of       Of       Purcha  Assets  Issued       sed
           Purcha   Shares   sed                          By
           se                                             Fund
Travelers  03/21/   $18.50   2,380,  0.011%  $3,885,000,  1.134%  Salomon
Property   02                400             000                  Smith
Casualty                                                          Barney
Corp.